Exhibit 99.1

Summit Materials to Combine with Argos USA,

Creating a Materials-Led Enterprise with National Scale

Accelerates ‘Elevate Summit’ by Creating Premier Enterprise
with ~$1 billion Combined EBITDA Including $100 Million of Synergies

Expands Summit’s Cement Footprint in Rapidly Growing, Year-Round Markets with Reduced Seasonality

Enhances Scale and Ability to Meet Demand in Increasingly Capacity-Constrained U.S. Cement Market

Expected to Increase Free Cash Flow per Share by 15-25%

DENVER, (September 7, 2023) — Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”) is pleased to announce it has entered into a definitive agreement with Cementos Argos S.A. (CCB.CN, CEMARGOS CB) (“Cementos Argos”) under which Summit will combine with Argos North America Corp. (“Argos USA”), the U.S. operations of Cementos Argos in a cash and stock transaction valued at $3.2 billion.

Argos USA is among the largest cement producers by total installed capacity in its areas of operations, which include the Southeast, Mid-Atlantic, and Texas. With its asset footprint comprising four integrated cement plants, approximately 140 ready-mix plants and eight ports, Argos USA’s portfolio is well positioned to capitalize on positive demand drivers across public infrastructure, residential, and commercial end-markets. Argos USA has a total installed cement grinding capacity of 9.6 million tons per annum with additional import capacity providing incremental scale and operational flexibility. Approximately 85% of Argos USA EBITDA is generated from its leading cement platform.

The combination of Summit and Argos USA will create the fourth-largest cement platform in the United States and accelerates Summit’s ‘Elevate Summit’ strategy, enhancing the Company’s materials-led approach and positioning it for even greater success with a national footprint and significantly improved scale. With a deeper and broader network of assets, Summit and its shareholders will benefit from geographic diversification, expanded operational and commercial capabilities, and the ability to better meet growing demand for high quality construction materials in the United States.

Under the terms of the agreement, Cementos Argos will receive approximately $1.2 billion in cash (~40% of transaction value) subject to closing adjustments, and approximately 54.7 million shares of Summit stock (~60% of transaction value), valuing Argos USA at approximately $3.2 billion based on Summit’s closing share price of $36.00 as of September 6, 2023. The transaction reflects a pre-synergized enterprise value to EBITDA multiple of approximately 10x based on full year 2023 estimated EBITDA for Argos USA or below 8x on a post-synergies basis.

Anne Noonan, Summit Materials President and CEO said, “Combining Argos USA with Summit is a significant milestone as we execute against and accelerate our materials-led portfolio strategy. The transaction will extend our geographic reach into high growth markets, creating a leading cement enterprise nationwide, and bring together two talent-rich organizations to innovate and deliver value-added solutions for our customers. Financially, we have clear line of sight to achieving targeted synergies of more than $100 million annually as we unlock the full potential of this powerful combination. The Argos USA team has done an excellent job growing and operating its business, and we look forward to welcoming them, and their expertise, to the Summit family.”

Jorge Mario Velasquez, Chairman of the Board at Cementos Argos SA said: “We are committed to strengthen and help shape the future of the combined company: we intend to be long-term shareholders. Our commitment to the success of this platform transcends the transaction itself. We believe in the growth potential and value generation that this transaction offers, and we want to actively participate jointly with the Summit family by contributing our knowledge and expertise to drive that growth.”

Strategic and Financial Benefits of the Transaction

Accelerates ‘Elevate Summit’ Strategy:

•	Creates a materials-led North American leader with over $4 billion in revenue and approximately $1 billion in EBITDA, including synergies.

•	Increases Summit’s annual EBITDA generated by Aggregates and Cement to 78%, up from 70% at year-end 2022.

•	Expands Summit’s position in high-growth, underserved MSAs and enhances Summit’s ability to meet customer demand for cement in a capacity-constrained domestic market.

•	Strengthens Summit’s platform for Aggregates growth across the Southern U.S.

Extends Summit’s Leadership Position in Cement:

•	Creates the largest U.S. based cement producer with the addition of Argos USA’s four strategically located cement plants.

•	Reduces the seasonality of Summit’s cement business due to enhanced geographic diversification, particularly in the Southeast, Mid-Atlantic, and Texas.

•	Extensive network of rail and port assets provides low-cost modalities, high quality customer service, and operational flexibility.

Commitment to Excellence, Sustainability, and Innovation:

•	Enhances internal efficiencies, sourcing opportunities, and solutions for customers, building on improvements in EBITDA margin within Summit’s Cement Business, which has improved to 36.7%, up nearly 250 basis points since 2020.

•	Underscores Summit’s commitment to being the most socially responsible integrated construction materials solutions provider. Leveraging a proven track record on sustainability, Summit will apply its unique Green America Recycling Business as well as other fuel and emissions reducing technologies to a broader platform.

•	With an extensive pool of talent, resources, and operational expertise, the combined company will be poised to drive innovation in the construction materials industry.

Significant Synergy Generation and Value Creation with a Well Capitalized Balance Sheet:

•	Greater than $100 million of annual operational synergies, via improved plant productivity and operational excellence initiatives, sourcing and SG&A optimization, and fleet modernization. Significant synergy realization expected within two years of transaction close.

•	Pro forma combined EBITDA, inclusive of synergies, is expected to be approximately $1 billion before additional growth and expansion opportunities associated with a larger platform.

•	The transaction is expected to be 15-25% accretive to free cash flow per share as well as accretive to the Company’s revenue and EBITDA growth rates.

•	The Company expects Return on Invested Capital from the transaction to exceed its Weighted Average Cost of Capital by year three and for the Company’s overall ROIC to exceed 10% within two years of close.

•	Assuming a first half 2024 close, the Company expects pro forma net leverage to be at or below 3x combined EBITDA (before synergies). The Company will continue to uphold its long-term commitment to maintaining leverage below 3x Net Debt to EBITDA with significant free cash flow generation driving de-leveraging.

Transaction Terms

Under the terms of the agreement, which has been unanimously approved by both companies’ Boards of Directors, Cementos Argos will receive approximately 54.7 million shares of Summit stock and approximately $1.2 billion in cash, subject to closing adjustments, valuing Argos USA at approximately $3.2 billion based on Summit’s closing share price of $36.00 as of September 6, 2023. Cementos Argos will own approximately 31% of the combined company on a fully diluted basis upon the closing of the transaction.

Cementos Argos will enter into a shareholder agreement with Summit at closing of the transaction pursuant to which Cementos Argos will be subject to certain standstill provisions and a 24-month lock-up period on sales of Summit shares.

Management, Board of Directors

Following the closing of the transaction, the combined company will be led by Anne Noonan, Summit’s President and CEO. At closing, the combined company will continue to operate as Summit Materials and continue to trade on the NYSE under the ticker symbol “SUM.”

The Summit Board of Directors is expected to comprise eight Summit-appointed representatives and three representatives appointed by Cementos Argos.

Financing

Committed financing for the transaction, in the form of a bridge loan to finance the cash consideration is being provided by Morgan Stanley. Permanent financing expected to be jointly arranged by Morgan Stanley and BofA Securities.

Timing and Approvals

The transaction is expected to close in the first half of 2024, subject to customary closing conditions, including regulatory approvals and approval by Summit Materials shareholders.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor and Davis Polk & Wardwell LLP is acting as legal counsel to Summit Materials.

Webcast and Conference Call Information

Summit Materials will host an investor conference call today, September 7, 2023, at 8:00 a.m. eastern time (6:00 a.m. mountain time) to discuss today’s announcement and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link: https://events.q4inc.com/attendee/975577122.

To participate in the live teleconference:

Domestic Live:	1-888-330-3416
International Live:	1-646-960-0820
Conference ID:	1542153

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

About Cementos Argos S.A

Cementos Argos is a growing multinational company, producer and distributor of cement, concrete, and aggregates. With nearly 90 years of history, it has a presence in sixteen countries and territories. Thanks to its installed capacity, value creation for its stakeholders, constant innovation, and commitment to sustainability, Argos is a leader in Colombia and has become a significant player in the industry in the Americas. It has nearly 7,000 employees, 11 integrated cement plants, 197 concrete plants, 7 aggregate plants, 9 clinker grinding mills, 29 ports and terminals, almost 1,700 mixer trucks, over 1,500 train wagons, and 4 vessels of its own. Its total installed capacity is 24 million tons of cement, and in 2022, it exported to 25 destinations. For more information, you can visit www.argos.co.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage and Net Debt reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

These materials include “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the proposed transaction between Summit Materials and Cementos Argos S.A.(the “Transaction”), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Materials Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–	the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between us and Cementos Argos S.A.;

–	the outcome of any legal proceedings that may be instituted against us or Cementos Argos S.A.;

–	the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction);

–	the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and Cementos Argos S.A.operate;

–	the ability to promptly and effectively integrate our business and the businesses of Cementos Argos S.A.;

–	the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

–	reputational risk and potential adverse reactions of our or Cementos Argos S.A.’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction;

–	the dilution caused by our issuance of additional shares of capital stock in connection with the Transaction;

–	the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction-related matters; and

–	the impact of the global COVID-19 pandemic on our or Cementos Argos S.A.’s businesses, the ability to complete the Transaction or any of the other foregoing risks.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of these materials. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities.  This communication relates to the Transaction.  In connection with the Transaction, Summit Materials plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Summit Materials may file with the SEC and send to its shareholders in connection with the Transaction.  The issuance of the stock consideration for the Transaction will be submitted to Summit Materials shareholders for their consideration.  Before making any voting decision, Summit Materials shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Summit Materials and the Transaction.

Summit Materials shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Summit Materials, free of charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and other documents filed by Summit Materials with the SEC may be obtained, without charge, by contacting Summit Materials through its website at https://ir.Summit Materials.com/.

Participants in the Solicitation

Summit Materials, its directors, executive officers and other persons related to Summit Materials may be deemed to be participants in the solicitation of proxies from Summit Materials shareholders in connection with the Transaction.  Information about the directors and executive officers of Summit Materials and their ownership of common stock of Summit Materials is set forth in Summit Materials annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023 and in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 10, 2023.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

Summit Materials Company

Investor Contact: Andy Larkin (720) 618-6013

Media Contact: Karli Anderson